UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant:  [X]

Filed by a Party other than the Registrant:  [  ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

CRYO-CELL INTERNATIONAL, INC.

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[ ]	Fee paid previously with preliminary materials.

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CRYO-CELL INTERNATIONAL, INC.

700 BROOKER CREEK BOULEVARD

SUITE 1800

OLDSMAR, FLORIDA 34677

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on July 27, 2010

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder meeting to be held July 27, 2010

The Proxy Statement and our 2009 Annual Report on Form 10-K are available on the Internet at

http://www.rrdezproxy.com/2010/CryoCell2010/

To the Stockholders of Cryo-Cell International, Inc.:

Notice is hereby given that the 2010 Annual Meeting of the Stockholders of Cryo-Cell International, Inc. (the “Company”) will be held on July 27, 2010, at 8:00 A.M. local time, at the Courtyard by Marriott, 4014 Tampa Road, Oldsmar, Florida 34677. The meeting is called for the following purposes:

1.	To consider for election to the Company’s Board of Directors the seven individuals nominated by the Board of Directors.

2.	To ratify the appointment of the firm of Grant Thornton, LLC, as our independent registered public accountants for the year ending November 30, 2010.

3.	To consider and take action upon such other matters as may properly come before the meeting or any adjournments thereof.

The close of business on July 6, 2010, has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.

A proxy for the meeting is enclosed with this Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement. You are requested to complete and return the accompanying proxy card, which is solicited by the Company’s board of directors, in the enclosed envelope, or vote via the Internet or telephone, to be sure that your shares will be represented and voted at the Annual Meeting. The enclosed proxy card contains instructions on voting via the Internet or telephone or, if your shares are registered in the name of a broker or bank, your broker or bank will provide instructions, including as to voting over the Internet or by telephone.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares you hold or whether you plan to attend the meeting in person. I urge you to read the accompanying Proxy Statement and vote your shares as soon as possible.

By Order of the Board of Directors,

Mercedes Walton
Chairman and Chief Executive Officer

Dated: July 9, 2010

CRYO-CELL INTERNATIONAL, INC.

PROXY STATEMENT

This Proxy Statement is furnished to the stockholders of Cryo-Cell International, Inc. (the “Company”) in connection with the 2010 Annual Meeting of Stockholders and any adjournments thereof. The meeting will be held at the Courtyard by Marriott, 4014 Tampa Road, Oldsmar, Florida 34677, on July 27, 2010, at 8:00 A.M. local time.

This Proxy Statement and the Notice of Annual Meeting are being provided to stockholders beginning on or about July 9, 2010. A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2009 accompanies this Proxy Statement. The Company, a Delaware corporation, has its principal executive offices at 700 Brooker Creek Boulevard, Suite 1800, Oldsmar, Florida 34677.

The Annual Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

Stockholders Entitled to Vote

Only holders of record of our shares of common stock at the close of business on July 6, 2010 are entitled to notice of and to vote at the meeting and at any adjournments or postponements of the meeting. Each share entitles its holder to one vote on each matter presented at the meeting. The holders of one-third of the shares entitled to vote at the meeting must be present in person or represented by proxy in order to constitute a quorum for all matters to come before the meeting. On the record date, there were 11,752,574 shares outstanding.

Vote Required

Other than the election of directors, which requires a plurality of the votes cast, each matter to be submitted to the stockholders requires the affirmative vote of a majority of the votes cast on the proposal at the meeting. No proposals were submitted to the Company pursuant to the advance notice provisions of the Company’s bylaws. Thus, any proposals raised at the Annual Meeting, other than the election of the Board’s nominees as directors and procedural matters raised by the Chairman of the Annual Meeting, will be ruled out of order.

For purposes of determining the number of votes cast with respect to a particular matter, votes cast “For,” “Against” or “Abstain” are included. Abstentions are counted as votes cast against any matter and will be counted for purposes of determining whether a quorum is present at the meeting.

If your shares are held in the name of a bank, broker or other holder of record (commonly referred to as “street name”), you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers (broker non-votes) are not counted or deemed to be present or represented for purposes of determining whether stockholders have approved that matter, but are counted as present for purposes of determining the existence of a quorum at the meeting.

Solicitation of Proxies

Proxies are being solicited on behalf of the Board of Directors. In addition to soliciting by mail, our directors, director nominees, officers and employees may solicit proxies in person, by telephone or by electronic means. These persons will not be specifically compensated for doing this. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of stock, in which case they will upon request be reimbursed for their expenses in doing so. The Company has retained the services of Georgeson Inc. (“Georgeson”), a professional proxy solicitation firm, to aid in the solicitation of proxies. Georgeson may solicit proxies by personal interview, mail, telephone and electronic communications. Georgeson will be paid a customary fee for its services, estimated at $10,000, plus reasonable out-of-pocket expenses incurred in the process of soliciting proxies.

Proxy Revocability

Any proxy given pursuant to this solicitation is revocable at any time prior to the voting at the meeting by (1) delivering written notice to the Secretary of the Company, (2) submitting a subsequently dated proxy, or (3) attending the annual meeting, withdrawing the proxy, and voting in person.

Important Information Regarding Delivery of Proxy Materials

Notice and Access

The Securities and Exchange Commission (the “SEC”) has adopted amendments to the proxy rules that now require companies to post its proxy materials for their 2010 annual stockholders meeting on the Internet. These e-proxy rules are often referred to as “Notice and Access,” under which a company may select either of the following options for making proxy materials available to its stockholders:

•	the full set delivery option; or

•	the notice only option.

A company may use a single method for all of its stockholders, or use full set delivery for some while adopting the notice only option for others. We are required to comply with these e-proxy rules in connection with this Annual Meeting.

Full Set Delivery Option

Under the full set delivery option, a company delivers all proxy material to its stockholders by mail as it would have done prior to the change in the rules. In addition to delivery of proxy materials to stockholders, the company must post all proxy materials on a publicly-accessible website and provide information to stockholders about how to access the website.

In connection with the Annual Meeting, the Company elected to use the full set delivery option. Accordingly, you should have received our proxy materials by mail. These proxy materials include the Notice of Annual Meeting of Stockholders, proxy statement, proxy card and 2009 Annual Report on Form 10-K. Additionally, we have posted these proxy materials http://www.rrdezproxy.com/2010/CryoCell2010/.

Notice Only Option

Under the notice only option, a company must post all proxy materials on a publicly-accessible website. Instead of delivering proxy materials to its stockholders, the company instead delivers a “Notice of Internet Availability of Proxy Material.” The notice includes, among other matters:

•	information regarding the date and time of the Annual Meeting of Shareholders as well as the items to be considered at the meeting;

•	information regarding the website where the proxy materials are posted; and

•	various means by which a stockholder can request paper or e-mail copies of the proxy materials.

If a stockholder requests paper copies of the proxy materials, these materials must be sent to the stockholder within three business days and by first class mail.

The Company May Elect to Use the Notice Only Option in the Future

Although the Company elected to use the full set delivery option in connection with the Annual Meeting, it may choose to use the notice only option in the future. By reducing the amount of materials that a company needs to print and mail, the notice only option provides an opportunity for costs savings as well as conservation of paper products. However, many companies that have used the notice only option have also experienced a lower participation rate resulting in fewer votes being cast at the annual meeting. The Company plans to evaluate the future possible cost savings as well as the possible impact on stockholder participation as it considers the potential future use of the notice only option.

Meeting Attendance

You may vote shares you hold directly in your name as the stockholder of record in person at the annual meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification. Even if you plan to attend the annual meeting, we recommend that you also submit the enclosed proxy card, in accordance with the instructions on the proxy card and as described below, so that your vote will be counted if you later decide not to attend the meeting.

If you hold your shares in street name, you must obtain a signed proxy form (referred to as a “legal proxy”) from the record holder in order to vote these shares in person at the meeting.

ELECTION OF DIRECTORS

The number of directors to be elected at the Annual Meeting is seven. Each of the nominees named below is currently a director of the Company. If elected, each of the seven directors will hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified, or as otherwise provided by the Company’s bylaws or by Delaware law.

It is intended that the shares represented by the enclosed proxy will be voted for the election of these seven nominees (unless such authority is withheld by a stockholder) as described herein. In the event that any of the nominees should become unable or unwilling to serve as a director, it is intended that the proxy will be voted for the election of such person or persons, if any, who shall be designated by the board of directors to replace such nominee or, if no replacement is named, for the balance of the nominees, in which case the size of the board would be reduced accordingly. The board has no reason to believe that any of the nominees will be unwilling or unable to serve if elected.

No other nominations of persons for election as directors of the Company were submitted to the Company pursuant to the advance notice provisions of the Company’s bylaws. Thus, any nominations raised at the meeting, other than the Board’s nominees, will be ruled out of order.

The name, age, principal occupation and other information concerning each current nominee for election as a director are set forth below:

Mercedes Walton, 56. Chairman of the Board and Chief Executive Officer. Ms. Walton has served as a director of the Company since October 2000, as Chairman since June 2002, as Interim Chief Executive Officer from April 2003 through August 2005 and as the Chief Executive Officer since September 2005. She was CEO of Ralston Hill Consulting LLC, a business development and strategic technology consulting practice, from March 2000 until August 2005. Ralston Hill Consulting specializes in the design and deployment of technology commercialization strategies. From January 2001 to September 2001, Ms. Walton was employed as the President and Chief Operating Officer of Applied Digital Solutions, Inc., a provider of e-business solutions. Ms. Walton was employed by AT&T from 1976 to 2000. She served as AT&T’s Vice President-Corporate Strategy and Business Development from January 1999 to March 2000, and as its Business Development Vice President-Corporate Strategy from March 1996 to December 1998. Ms. Walton’s educational achievements include a Bachelor of Arts degree from Smith College, and Masters degrees from both Harvard University and Massachusetts Institute of Technology. Prior to its acquisition by Black Box Corporation (NASDAQ:BBOX), Ms. Walton served on the Board of Directors of Norstan, Inc., which provides communications solutions and services, where she served on the Audit Committee and chaired the Corporate Governance Committee. She currently serves on the Board of Directors of SAVVIS, Inc. (NASDAQ: SVVS), which provides information technology infrastructure services for business applications, where she is a member of the Audit and Business Development Committees.

Michael W. Cho, Ph.D. 44. Mr. Michael W. Cho, Ph.D. has served as a director since March 2010. Dr. Cho joined Iowa State University’s (ISU) department of biomedical sciences in September 2009 as an associate professor and associate director of their newly established Center for Advanced Host Defenses, Immunobiotics and Translational Comparative Medicine (CAHDIT). He holds the Lloyd Chair in Biomedical Sciences in the College of Veterinary Medicine. Dr. Cho earned his Ph.D. at the University of Utah in Cellular, Viral and Molecular Biology with an emphasis on molecular virology of picornaviruses. He expanded his expertise in virology during postdoctoral training at the National Institutes of Health (NIH), where he began working on characterizing structure-function of the envelope glycoprotein of human immunodeficiency virus type 1 (HIV-1), the virus that causes AIDS. After postdoctoral training, he remained at the NIH as a staff fellow and then a staff scientist to work on development of a vaccine against the virus. Dr. Cho then took faculty positions at Case Western Reserve University School of Medicine, where he expanded his research programs to develop novel vaccine delivery technologies and antiviral agents. Dr. Cho will continue these programs in his laboratory at ISU.

Ki Yong Choi, 48. Mr. Choi has served as a director of the Company since March 2008. Mr. Choi is the founder and has been President of Cathedral Hill Associates, Inc., a company that owns and operates hotels in Seattle, Washington, La Mirada, California, and Dallas, Texas, since 1992. Mr. Choi was nominated to the board of directors pursuant to an agreement between the Company and Mr. Choi and certain of his affiliates. See “Certain Transactions.”

Scott Christian, 55. Mr. Christian has served as a director of the Company since April 2003. Mr. Christian has been the Chief Executive Officer of Spanlink Communications, Inc. since October 2008 and previously was the Chief Financial Officer of Spanlink from January 2007 to October 2008. Mr. Christian was the Vice President and General Manager of Black Box Voice Services from January 2005 until November 2006. He served as President and Chief Executive Officer of Norstan, Inc. from February 2004 until January 25, 2005, when Norstan was acquired by Black Box Corporation, and as a member of Norstan’s Board of Directors from March 2004 until January 25, 2005. Previously, he had been Executive Vice President and Chief Financial Officer of Norstan since January 2001. Prior to its acquisition, Norstan was one of the largest independent communications solutions and services companies serving enterprise customers in North America, with revenues exceeding $200 million. Mr. Christian served as Senior Vice President of Finance of Ceridian Corporation from April 1999 to October 2000. From April 1981 to February 1999, Mr. Christian was employed by Automatic Data Processing in a variety of capacities, including Chief Financial Officer for the Electronic Services Division from 1995 to 1999. Mr. Christian has 30 years of experience in financial management. Mr. Christian’s educational achievements include a Bachelor of Arts degree from the University of Dayton, and a Master’s degree from Pepperdine University.

Andrew J. Filipowski, 60. Mr. Filipowski served as a director of the Company from July 16, 2007 to January 22, 2008, and since March 2008. Since May 2003, Mr. Filipowski has been the Chairman and Chief Executive Officer of SilkRoad Equity, LLC, a private investment firm. Mr. Filipowski served as the Chairman and Chief Executive Officer of divine, inc., previously known as divine interventures, inc., an Internet services and enterprise software company, from 1999 until May 2003. In February 2003, divine, inc. filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code. Prior to 1999, Mr. Filipowski was the Founder, Chairman and Chief Executive Officer of PLATINUM technology, inc., a worldwide provider of enterprise systems software and services, which was sold to Computer Associates International, Inc. in 1999. Mr. Filipowski was nominated to the board of directors pursuant to an agreement between the Company and Mr. Filipowski and certain of his affiliates. See “Certain Transactions.”

Anthony P. Finch, 59. Mr. Finch has served as a director since March 2003. Mr. Finch has been Chief Scientific Officer of the Irish National Blood Centre and National Tissue Typing Reference Laboratory for more than the past five years. There, Mr. Finch is responsible for the direction, management, organization, integration and restructuring of the national laboratories and their ancillary services to comply with the highest pharmaceutical standards. Mr. Finch has over 30 years of experience in cell separation and cryopreservation of cellular products, with over 15 years of experience in cord blood processing. In 1993, Mr. Finch pioneered the fractionation and isolation of cord blood stem cells for small volume cryogenic storage and has developed large scale processing in line with current Good Manufacturing Practice. He has established several cord blood stem cell banks in the United States, Europe and Asia. Among numerous professional affiliations, Mr. Finch is a Fellow of both the Academy of Medical Laboratory Sciences and Institute of Biomedical Sciences, and is a member of the Cord Blood Stem Cell International Society.

Sung Won Sohn, Ph.D., 65. Dr. Sohn has served as a director since March 2010. Dr. Sohn is the Martin V. Smith professor of economics and finance at a California State University CI and Vice Chairman of a multi-national retailer, Forever 21. Dr. Sohn was the President and Chief Executive Officer of Hanmi Bank, a commercial bank in Los Angeles, California. Prior to joining Hanmi in 2005, Dr. Sohn was an Executive Vice President and Chief Economic Officer of Wells Fargo Banks. Prior to his tenure at Wells Fargo, Dr. Sohn was a senior economist on the President’s Council of Economic Advisors in The White House. Dr. Sohn’s educational achievements include a Bachelor of Arts degree from the University of Pittsburgh and a Master’s degree from Harvard Business School.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” EACH OF MERCEDES WALTON, ANTHONY P. FINCH, SCOTT CHRISTIAN, ANDREW J. FILIPOWSKI, KI YONG CHOI, MICHAEL CHO, Ph.D. and SUNG WON SOHN, Ph.D. BY EXECUTING AND RETURNING THE ENCLOSED PROXY CARD OR VOTING BY ONE OF THE OTHER WAYS INDICATED THEREON. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE.

Other Executive Officers

Biographical information regarding the Company’s executive officers who are not currently serving as directors of the Company is set forth below:

Jill Taymans, 40, Vice President, Finance and Chief Financial Officer. Ms. Taymans joined the Company in April 1997 serving initially as Controller and was appointed Chief Financial Officer in May 1998. Ms. Taymans graduated from the University of Maryland in 1991 with a BS in Accounting. She has worked in the accounting industry for over 18 years in both the public and private sectors. Prior to joining the Company, she served for three years as Controller for a telecommunications company in Baltimore, Maryland.

Julie Allickson, Ph.D., 47, Vice President of Laboratory Operations and R&D. Dr. Allickson joined the Company in 2004 as Technical Director of Laboratory Operations and has served as the Company’s Vice President of Laboratory Operations and R&D since April 2007. Dr. Allickson also has served as a member of the Cryo-Cell Medical Scientific Advisory Board since October 2006. Prior to joining the Company, she worked for the University of Miami-School of Medicine, Diabetes Research Institute since 2000 as the Laboratory Manager of the cGMP Cell Processing Facility where she had responsibility for cell processing operations, laboratory design and implementation and regulatory affairs. Prior to that time, she worked for the American Red Cross since 1989, managing the Hematopoietic Cell Processing and Platelet Serology Laboratory. Dr. Allickson has 20 years of laboratory experience and 17 years in Cellular Therapy Processing. She was one of the founding members of the International Society of Cellular Therapy in 1992, has been a member of the American Association of Blood Banks (AABB) for 17 years and is a member of the AABB Standards Committee for Cell Therapy Product Services.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

The business and affairs of the Company are managed under the direction of the board of directors. Currently, seven directors sit on the board of directors. Each director is elected to hold office for a period of one year or until his or her successors is elected. The Company expects its directors to attend the annual meetings of stockholders, if possible. Four of the then five directors attended last year’s annual meeting.

The board of directors held four meetings during the fiscal year ended November 30, 2009, and each of the directors then in office, except Andrew Filipowski, attended at least 75% of the regularly scheduled meetings of the board and the committees of the board of which the director was a member. The committees established by the board of directors include the following:

Audit Committee

The current members of the audit committee are Mr. Christian (Chairman) and Messrs. Choi, Finch and Sohn. The audit committee is comprised entirely of non-employee, independent members of the board of directors and operates under a written charter adopted by the board of directors which was attached to the Company’s Proxy Statement for the 2009 annual meeting of stockholders. The charter sets out the responsibilities, authority and specific duties of the audit committee. In addition, the charter specifies the structure and membership requirements of the committee, as well as the relationship of the audit committee to the independent auditors and management of the Company.

The audit committee assists the board of directors in fulfilling its responsibilities of ensuring that management is maintaining an adequate system of internal controls such that there is reasonable assurance that assets are safeguarded and that financial reports are properly prepared; that there is consistent application of generally accepted accounting principles; and that there is compliance with management’s policies and procedures. In performing these functions, the audit committee meets periodically with the independent auditors and management to review their work and confirm that they are properly discharging their respective responsibilities. In addition, the audit committee recommends the independent auditors for appointment by the board of directors. The audit committee met four times during the last fiscal year. The members of the audit committee are independent, as independence is defined in Rule 4200(a)(15) of the Nasdaq listing standards and Rule 10A-3 under the Securities Exchange Act of 1934.

The board of directors has determined that each of the audit committee members is able to read and understand fundamental financial statements. In addition, the board of directors has determined that audit committee members, Mr. Scott Christian and Dr. Sung Won Sohn, are each an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities and Exchange Act of 1934. Mr. Christian’s relevant experience includes his prior position as Chief Financial Officer of Spanlink Communications, Inc. and his prior service as the Chief Financial Officer of Norstan, Inc., Senior Vice President of Finance of Ceridian Corporation, and Chief Financial Officer of the Electronic Services Division of Automatic Data Processing, Inc. In addition, Mr. Christian has an MBA degree from Pepperdine University. Dr. Sohn’s relevant experience includes being the Martin V. Smith professor of economics and finance at a California State University CI and Vice Chairman of a multi-national retailer, Forever 21, as well as the President and Chief Executive Officer of Hanmi Bank, a commercial bank in Los Angeles, California. Dr. Sohn was also previously a senior economist on the President’s Council of Economic Advisors in The White House. In addition, Dr. Sohn has a Master’s degree from Harvard Business School.

Compensation Committee

The current members of the compensation committee are Mr. Filipowski (Chairman) and Messrs. Cho, Choi and Christian. The primary function of the compensation committee is to review the Company’s compensation philosophy and policy, which determines management and executive compensation benefits. The compensation committee is also responsible for the administration of the Company’s stock option plans and is the approving authority for management recommendations with respect to option grants. There were two meetings of the compensation committee during the last fiscal year. The compensation committee is comprised entirely of non-employee, independent members of the board of directors and operates under a written charter adopted by the board of directors which was attached to the Proxy Statement for the Special Meeting held in March 2008. The charter sets out the responsibilities, authority and specific duties of the compensation committee.

Governance Committee

The current members of the governance committee are Mr. Finch (Chairman) and Messrs. Cho, Filipowski and Sohn. The primary focus of the governance committee is on the broad range of issues surrounding the composition and operation of the Company’s board of directors. The committee provides assistance to the board of directors in the areas of membership selection, committee selection and rotation practices, evaluation of the overall effectiveness of the board of directors, and review and consideration of developments in corporate governance practices. The committee’s goal is to assure that the composition, practices and operation of the board of directors contribute to value creation and effective representation of the Company’s stockholders.

The governance committee performs similar functions to a nominating committee for the Company as described above. The governance committee has adopted a charter which was attached to the Company’s Proxy Statement for the 2009 annual meeting of stockholders. The charter does not, however, cover the procedures for director-nominations made by our board of directors. During the last fiscal year there was one meeting of the governance committee.

Director Independence

The Board determined that the following individuals who were directors during all or a portion of fiscal 2009, were independent, as independence is defined in Rule 4200(a) (15) of the Nasdaq listing standards: Anthony Finch, Scott Christian, Andrew Filipowski and Ki Yong Choi. Dr. Michael Cho and Dr. Sung Won Sohn were appointed directors in March 2010 at which time the Board determined that they were independent, as independence is defined in Rule 4200(a) (15) of the Nasdaq listing standards.

Director Nomination Process

The governance committee’s process for reviewing nominees is typically as follows. When a directorship becomes vacant, or the board otherwise determines that an individual should be recruited for possible nomination to the board, the governance committee, in consultation with the Company’s Chief Executive Officer, will prepare a profile of a candidate expected to provide the most meaningful contribution to the board as a whole. The governance committee (or a subcommittee designated by the governance committee) will normally consider all of the following: (a) the candidate’s skills, experience and other relevant biographical information, (b) the candidate’s general interest in serving a public corporation, (c) the candidate’s ability to attend board and committee meetings, and (d) any potential concerns regarding independence or conflicts of interest. Following the initial screening, if the governance committee approves a candidate for further review, the governance committee will establish an interview process for the candidate. It is expected that at least a majority of the members of the governance committee, along with the Company’s Chief Executive Officer, would interview each candidate. At the same time, the governance committee, assisted by the Company’s legal counsel, will conduct a comprehensive conflicts-of-interest assessment for the candidate. The governance committee will then consider reports of the interviews and the conflicts-of-interest assessment and determine whether to recommend the candidate to the full board of directors. A subcommittee of the governance committee, management representatives designated by the governance committee or a search firm selected by the governance committee may assist the process. Any nominee recommended by a stockholder would be subject to the same process.

The governance committee will consider director-nominees submitted by stockholders. Any stockholder recommendation should be submitted in writing to the Company in care of the Corporate Secretary at 700 Brooker Creek Boulevard, Suite 1800, Oldsmar, Florida 34677, along with the written consent of such nominee to serve as a director if so elected. Any such recommendation by a stockholder shall be referred to the governance committee, and the governance committee, in consultation with the Company’s Chief Executive Officer, will review the nomination in accordance with the Company’s certificate of incorporation, bylaws and applicable laws and regulations. The governance committee considers general business experience, industry experience, track record as a director of other companies, probable tenure if elected and other factors as relevant in evaluating director-nominees.

According to the Company’s bylaws, only persons nominated in accordance with the following procedures shall be eligible for election by stockholders as directors. Nominations of persons for election as directors at a meeting of stockholders called for the purpose of electing directors may be made by or at the direction of the board of directors, or by any stockholder in the manner described below. For a nomination to be properly made by a stockholder, the stockholder must give written notice to the Company’s corporate Secretary so as to be received at the principal executive offices of the Company not more than 90 days and no less than 60 days before the first anniversary date on which the Company mailed its proxy materials for the preceding year’s annual meeting, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, such notice must be so received no later than the 90th day prior to such annual meeting or the 10th day after the date on which public disclosure of the date of such meeting is first made. The public disclosure of an adjournment of an annual meeting will not commence a new time period for the giving of a timely stockholder notice. Each such notice shall set forth:

•	the name and address, as they appear on the Company’s books, of the stockholder giving the notice and of the beneficial owner, if any, on whose behalf the nomination is made;

•

a representation that the stockholder giving the notice is a holder of record of stock of the Company entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to nominate the person or persons specified in the notice;

•

the class and number of shares of stock of the Company owned beneficially and of record by the stockholder giving the notice and by the beneficial owner, if any, on whose behalf the nomination is made;

•

a description of all arrangements or understandings between or among any of (A) the stockholder giving the notice, (B) the beneficial owner on whose behalf the notice is given, (C) each nominee, and (D) any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder giving the notice;

•

such other information regarding each nominee proposed by the stockholder giving the notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated, or intended to be nominated, by the board of directors;

•	the signed consent of each nominee to serve as a director of the Company if so elected;

•

whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of at least the percentage of shares of the Company entitled to vote required to elect such nominee or nominees; and

•	a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in the notice.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers, directors and persons who are the beneficial owners of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Officers, directors and beneficial owners of more than 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of the Forms 3, 4 and 5 and amendments that we received with respect to transactions during fiscal 2009, we believe that all such forms were filed on a timely basis.

Ability of Stockholders to Communicate with the Board of Directors

The Company’s board of directors has established several means for our stockholders and others to communicate with the board of directors. If a stockholder has a concern regarding the Company’s financial statements, accounting practices or internal controls, the concern should be submitted in writing to the Company’s audit committee, in care of the corporate Secretary, at the Company’s headquarters address. If the concern relates to the Company’s governance practices, business ethics or corporate conduct, the concern should be submitted in writing to the Chairman of the Board, in care of the corporate Secretary, at the Company’s headquarters address. All stockholder communications will be sent to the applicable director(s).

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Grant Thornton LLC, served as our independent registered public accounting firm for the fiscal year ended November 30, 2009 and will serve in that capacity in fiscal 2010. We anticipate that, representatives of Grant Thornton will be available at the Annual Meeting to respond to questions and make a statement if they desire to do so.

At the Annual Meeting, our stockholders will be asked to ratify the selection of Grant Thornton, LLC as our independent registered public accountants for fiscal 2010. Although there is no requirement that we submit the appointment of independent registered public accountants to stockholders for ratification, we believe that it is good corporate practice to do so. Even if the appointment is ratified, however, the audit committee of our board of directors may, in its discretion, direct the appointment of different independent registered accountants during the year, if the audit committee determines such a change would be in our best interests.

Our board of directors recommends you vote “FOR” ratification of the appointment of Grant Thornton, LLC as our independent registered public accountants.

Fees to Independent Auditors

The following table presents fees for professional audit services rendered by Grant Thornton for the audit of the Company’s financial statements for the fiscal years ended November 30, 2009 and November 30, 2008 and fees billed for other services rendered by Grant Thornton during these periods.

	2009	2008
Audit Fees	$299,086	$376,251
Tax Fees	30,918	120,818
Other	23,490	39,960

Total	$353,494	$537,029

Audit Fees

Audit fees consisted of the aggregate fees billed by our independent auditors for professional services rendered for the audit of the Company’s annual financial statements set forth in the Company’s Annual Report on Form 10-K for the year ended November 30, 2009 and November 30, 2008.

Tax Fees

Tax fees consisted of the aggregate fees billed by our independent auditors for professional services rendered for tax compliance, tax advice and tax planning for the years ended November 30, 2009 and November 30, 2008.

Other Fees

Other fees consisted of billings by our independent auditors for professional services rendered for agreed upon procedures in relation to royalty payments received from the Company’s international affiliates.

The policy of the Company’s audit committee is to review and pre-approve both audit and non-audit services to be provided by the independent auditors (other than with de minimis exceptions permitted by the Sarbanes-Oxley Act of 2002). This duty may be delegated to one or more designated members of the audit committee with any such approval reported to the committee at its next regularly scheduled meeting. All of the fees described above under the captions “Audit-Related Fees”, “Tax Fees” and “Other Fees” and paid to Grant Thornton were pre-approved by the audit committee.

No services in connection with appraisal or valuation services, fairness opinions or contribution-in-kind reports were rendered by Grant Thornton. Furthermore, no work of Grant Thornton with respect to its services rendered to the Company was performed by anyone other than Grant Thornton.

REPORT OF THE AUDIT COMMITTEE

The audit committee reports to and acts on behalf of the board of directors by providing oversight of the financial management, independent auditors and financial reporting procedures of the Company. The Company’s management is responsible for preparing the Company’s financial statements and the independent auditors are responsible for auditing those financial statements. The audit committee is responsible for overseeing the conduct of these activities by the Company’s management and the independent auditors.

In this context, the committee has met and held discussions with management and Grant Thornton LLP, the Company’s independent registered public accounting firm. Management represented to the committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the committee has reviewed and discussed the consolidated financial statements with management and the independent auditors.

The committee has discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended. In addition, the audit committee received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and the committee and the independent auditors have discussed the auditors’ independence from the Company and its management, including the matters in those written disclosures. The committee has discussed with the Company’s independent auditors, with and without management present, their evaluation of the Company’s internal accounting controls and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions with management and the independent auditors referred above, the audit committee recommended to the board of directors and the board of directors approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2009, for filing with the Securities and Exchange Commission. The audit committee also recommended to the board of directors, and the board of directors approved, the selection of Grant Thornton LLP as the Company’s independent auditors for the fiscal year ended November 30, 2010.

Scott Christian (Chairman)
Anthony Finch
Ki Yong Choi
Sung Won Sohn, Ph.D.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of July 6, 2010 by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of our common stock, (ii) each director and director nominee of the Company, (iii) each executive officer of the Company, and (iv) all current directors and executive officers of the Company as a group. Except as otherwise indicated below, each of the stockholders named in the table has sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percent of Class (1)
Current directors, nominees and executive officers:
Mercedes Walton (2)	462,421	3.80%
Scott Christian (3)	37,276	*
Anthony Finch (4)	134,500	1.14%
Ki Yong Choi (5)	2,471,929	20.97%
Andrew J. Filipowski (6)	598,767	5.02%
Michael Cho, Ph.D.	—	—
Sung Won Sohn, Ph.D.	—	—
Jill M. Taymans (7)	70,194	*
Julie G. Allickson (8)	38,749	*

Other beneficial owners:
Portnoy Group (9)	1,595,040	13.57%
Filipowski Group (10)	623,767	5.59%

All current directors and executive officers as a group (9 persons) (11)	3,181,712	30.75%

*	Less than 1%.

(1)	Pursuant to applicable SEC rules, the percentage of voting stock for each stockholder is calculated by dividing (i) the number of shares deemed to be beneficially held by such stockholders as July 6, 2010 by (ii) the sum of (a) 11,752,574, which is the number of shares of common stock outstanding as July 6, 2010 plus (b) the number of shares issuable upon exercise of options (which are shares that are not voting until exercised) held by such stockholder which were exercisable as of July 6, 2010 or will become exercisable within 60 days. Unless otherwise indicated, the address of each person in the table is 700 Brooker Creek Boulevard, Suite 1800, Oldsmar, Florida 34677.

(2)	Includes 412,764 shares subject to stock options.

(3)	Includes 30,000 shares subject to stock options.

(4)	Includes 30,000 shares subject to stock options.

(5)

A group consisting of Mr. Choi and UAD 7/21/01 FBO Choi Family Living Trust filed a Schedule 13D/A on April 29, 2009, reporting the following beneficial ownership: (i) 2,136,929 shares of common stock held directly by Mr. Choi, as to which he has the sole power to vote and dispose or direct the disposition; and (ii) 233,472 shares of common stock held by UAD 7/21/01 FBO Choi Family Living Trust, as to which Mr. Choi has the sole power to vote and dispose or direct the disposition. Beneficial ownership information is supplied per the Schedule 13D/A. The address for Mr. Choi, as set forth in the Schedule 13D/A filed

April 29, 2009, is c/o David Wilson, Davis Wright Tremaine LLP, 1201 Third Avenue, Suite 2200, Seattle WA, 98101. Also subject to 35,000 shares subject to stock options.

(6)	Includes 35,000 shares subject to stock options.

(7)	Includes 52,642 shares subject to stock options.

(8)	Includes 36,718 shares subject to stock options.

(9)	A group consisting of David I. Portnoy, certain affiliates of Mr. Portnoy and certain other persons filed a Schedule 13D/A on November 26, 2007 (the “Schedule 13D/A”), in which they expressly affirmed their membership in the group. Mr. Portnoy may be deemed the beneficial owner of 734,546 shares of common stock, which number includes (i) 206,000 shares of common stock held directly by Mr. Portnoy, as to which he has the sole power to vote and dispose or direct the disposition; (ii) 53,850 shares of common stock held by Visual Investment Corp. (“VIC”), as to which Mr. Portnoy may be deemed the beneficial owner as the sole officer and director of VIC; (iii) 90,787 shares of common stock held by PartnerCommunity, Inc. (“PCI”), as to which Mr. Portnoy may be deemed the beneficial owner as chairman of the board and secretary of PCI and as managing member and owner of Mayim Management, LLC (“MM”), which may exercise investment and voting discretion over such shares in accordance with the agreement between PCI and MM described under Item 6 of the Fourth Amendment to the general statement of acquisition of beneficial ownership (the “Statement”), filed with the SEC on March 26, 2007; (iv) 174,430 shares of common stock held by Jamie H. Zidell, as to which Mr. Portnoy may be deemed the beneficial owner as a result of exercising investment (but not voting) discretion over such shares in accordance with the agreement between Mr. Portnoy and Mr. Zidell described under Item 6 of the Third Amendment to the Statement, filed with the SEC on February 1, 2007; (v) 183,475 shares of common stock held by Mayim Investment Limited Partnership, as to which Mr. Portnoy may be deemed the beneficial owner as the managing member of MM, which is the general partner of Mayim Management Limited Partnership, which is the general partner of Mayim Investment Limited Partnership; (vi) 119,080 shares of common stock held by the Crilly Court Trust, whose beneficiary is David W. Ruttenberg, as to which Mr. Portnoy may be deemed the beneficial owner as a result of exercising investment (but not voting) discretion over such shares in accordance with the agreement between Mr. Portnoy and Mr. Ruttenberg described under Item 6 of the Second Amendment to the Statement, filed with the SEC on June 26, 2006; (vii) 16,150 shares of common stock held by Lynne Portnoy, 143 shares of common stock held by Mr. Gilbert Portnoy and an additional 3,000 shares held jointly by Lynne Portnoy and Gilbert Portnoy, as to which Mr. Portnoy may be deemed the beneficial owner as a result of exercising investment and voting discretion over such shares in accordance with the agreement between Ms. Portnoy, Mr. Gilbert Portnoy and Mr. David Portnoy described under Item 6 of the Third Amendment to the Statement, filed with the SEC on February 1, 2007; and (viii) 14,700 shares of common stock held by Deborah Hadjaje, as to which Mr. Portnoy may be deemed the beneficial owner as a result of exercising investment (but not voting) discretion over such shares in accordance with the agreement between Deborah Hadjaje and Mr. Portnoy described under Item 6 of the Sixth Amendment to the Statement, filed with SEC on November 26, 2007. Other members of the group beneficially own the following numbers of shares, including sole power to vote and dispose or direct the disposition: (a) Mark L. Portnoy, 116,515 shares; (b) Capital Asset Fund Limited Partnership, 40,000 shares; (c) George Gains, 200,000 shares; (d) Scott D. Martin, 216,000 shares; (e) Steven Berkowitz, 150,000; (f) Craig E. Fleishman, 9,100 shares; and (g) Focus Financial Corp., 1,810 shares. Beneficial ownership information is supplied per the Schedule 13D/A. The address for Mr. Portnoy, as set forth in the Schedule 13D/A, is c/o Focus Financial Group, 52 Camden Drive, Bal Harbour, FL 33154.

(10)

A group consisting of Andrew J. Filipowski, The Andrew J. Filipowski Revocable Trust, Matthew G. Roszak and Silkroad Equity LLC filed a Schedule 13D/A on April 28, 2009, reporting the following beneficial ownership: (i) 59,500 shares of common stock held directly by Mr. Filipowski, as to which he has the sole power to vote and dispose or direct the disposition; (ii) 180,650 shares of common stock held by Andrew J. Filipowski Revocable Trust, as to which the trust has the sole power to vote and dispose or direct the disposition; (iii) 54,000 shares of common stock held by Mr. Roszak and 6,000 shares of common stock held by Mr. Roszak’s individual retirement account, as to which Mr. Roszak has the sole power to vote and dispose or direct the disposition; and (iv) 323,617 shares of common stock held by SilkRoad Equity LLC, as to which Mr. Roszak has the sole power to vote and dispose or direct the disposition as a managing member of SilkRoad Equity LLC. Beneficial ownership information is supplied per the Schedule 13D/A. The address for Mr. Filipowski, as set forth in the Schedule 13D/A, is c/o Matthew Roszak, SilkRoad Equities LLC is 111 N. Chestnut Street, Suite 200, Winston-Salem, NC 27101. Also includes 35,000 shares subject to stock options.

(11)	Includes 632,123 shares subject to stock options.

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

The table below summarizes the total compensation during the fiscal year ended November 30, 2009, paid to or earned by (i) the Company’s Chief Executive Officer and (ii) the two other most highly compensated individuals that served as executive officers of the Company as of November 30, 2009, whose total compensation received from the Company during such fiscal year exceeded $100,000 (collectively, the “named executives”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($) (2)	Total ($)
Mercedes Walton	2009	$348,100	$105,930	$18,859	$0	$17,938	$472,889
Chief Executive Officer	2008	$350,600	$0	$43,098	$0	$22,344	$416,042
Jill M. Taymans	2009	$166,217	$37,299	$5,459	$0	$0	$209,074
Vice President Finance, Chief Financial Officer	2008	$166,217	$0	$12,474	$0	$0	$178,691
Julie Allickson	2009	$150,000	$33,750	$3,884	$0	$0	$187,634
Vice President of Laboratory Operations and R&D	2008	$150,000	$0	$13,941	$0	$0	$163,941

(1)	Represents the dollar amount recognized for financial reporting purposes in fiscal 2009 and 2008. The fair value was estimated using the Black-Scholes option-pricing model. The amount reported has been adjusted to eliminate service-based forfeiture assumptions used for financial reporting purposes. See Note 7, Stockholders’ Equity, to our consolidated financial statements for a discussion of our accounting for stock options and the assumptions used.

(2)	Represents perquisites and other benefits, valued on the basis of aggregate incremental cost to the Company.

Narrative Disclosure Regarding Summary Compensation Table

Compensation Philosophy

Our executive compensation policies are designed to provide competitive levels of compensation that integrate pay with our annual objectives and long-term goals, align the long-term interests of management with those of our stockholders, reward for achieving performance objectives, recognize individual initiative and achievements, and assist us in attracting and retaining highly qualified and experienced executives. The compensation committee of our board of directors is primarily responsible for acting on our philosophical approach to executive compensation. There are three primary elements in our executive compensation program: base salary compensation, cash bonus and stock options.

Base salary compensation is based on the potential impact the individual may have on the Company, the skills and experience required by the job, comparisons with comparable companies and the performance and potential of the incumbent in the job.

Cash bonuses are designed to provide annual incentive compensation tied to the Company’s financial performance and personal objectives. Performance targets are established at the beginning of each fiscal year by the compensation committee, and bonuses are paid following the end of the fiscal year based on the Company’s performance relative to the targets and the executive’s individual performance. There were not any cash bonuses paid to the named executive officers in fiscal 2008 because the Company did not meet all of the performance targets for fiscal 2008. The performance targets were based on unit growth, revenue, net income and customer satisfaction.

Stock options are granted to our executive officers in order to maintain competitive pay packages and to align management’s long-term interests with those of our stockholders. The compensation committee approves stock option grants to our executives and key personnel. Awards vest and options become exercisable based upon criteria established by the compensation committee. No stock options were awarded to the named executive officers in 2008, and of the named executive officers, only Julie Allickson received an option grant in 2007.

Overall, the compensation committee attempts to establish levels of executive compensation that it believes to be competitive with those offered by employers of comparable size, growth and profitability in the Company’s industry and in general industry. In establishing the levels of the various compensation elements, the compensation committee has from time to time used the services of compensation consultants.

Employment Agreements

Walton Employment Agreement. On August 15, 2005, the Company entered into a three-year employment agreement (the “Walton Employment Agreement”) with Mercedes Walton as the Chairman of the Board and Chief Executive Officer effective as of September 1, 2005 (the “Commencement Date”). Previously, Ms. Walton had been interim Chief Executive Officer. The Walton Employment Agreement was amended in July 2008 to provide that the initial term would expire on November 30, 2008. The term of the Walton Employment Agreement is extended for additional one-year periods unless, at least 90 days prior to the end of the then-current term, either party notifies the other in writing of its intent not to renew the agreement. The ending date of the current term of the Walton Employment Agreement is November 30, 2010.

Ms. Walton’s base salary is subject to 4%-10% annual increases effective on February 1 of each year, depending on whether corporate performance meets certain incentive standards established from time to time by the compensation committee of the Company’s board of directors. In addition to base salary, the Walton Employment Agreement provides that Ms. Walton is eligible to receive annual lump-sum bonuses, at the discretion of the Company’s board of directors that are available to other senior executive officers. Specifically, Ms. Walton will be eligible to receive annual bonuses in amounts of 20%, 40% or 60% of her then-current base salary depending on whether corporate performance meets certain incentive standards established from time to time by the compensation committee of the Company’s board of directors. Ms. Walton is also eligible for long-term incentive awards provided to the Company’s senior executives generally, on terms finally determined by the compensation committee of the Company’s board of directors.

In the event the Walton Employment Agreement is terminated upon Ms. Walton’s death (without any then-existing default in her performance), then Ms. Walton’s estate or a designated beneficiary will be entitled to receive Ms. Walton’s base salary for a 12-month period thereafter. In the event the Company terminates the Walton Employment Agreement without cause (or delivers a notice of non-renewal of the Employment Agreement), she will be entitled to receive a lump sum equal to 12 months of her then-current base salary plus an amount equal to the pro rata portion of her annual bonus for the year of termination (based on the proportion of the year during which she was employed and the pro rata results for such year). If Ms. Walton terminates the Employment Agreement for “Good Reason” (as defined in the Walton Employment Agreement), she will be entitled to continue receiving her then-current base salary for a 12-month period plus an amount equal to her annual bonus paid for the year prior to termination.

In the event of a termination of Ms. Walton’s employment upon a Change in Control or within two years thereafter (or prior to the Change in Control if the termination was related to the Change in Control), if the termination was initiated by the Company without cause or by Ms. Walton for any reason, Ms. Walton will be entitled to receive the following: (i) compensation in an amount equal to two times the sum of (A) 12 months of base salary as in effect on the termination date or, if greater, base salary in effect immediately prior to the Change in Control, plus (B) the average of the actual bonus payments made to Ms. Walton for the most recent two years; (ii) a pro rata portion of the annual bonus for the year in which termination occurs (based on the proportion of the year during which she was employed and the pro rata results for such year; (ii) continued benefits and perquisites for a period of two years; (iii) reimbursement for reasonable legal fees and expenses incurred in connection with the termination; and (iv) the vesting of all shares of restricted stock, long-term performance stock option awards, other stock-appreciation rights and stock options. If the present value of the payments to Ms. Walton in connection with a Change in Control are greater than the product of three times Ms. Walton’s then-current base amount (under applicable tax regulations) as of the termination date (the “Parachute Limit”) but not greater than 105% of the Parachute Limit, then the Employment Agreement limits the present value of the total amount of such payments to one dollar less than the Parachute Limit. If the present value of the payments to Ms. Walton in connection with a Change in Control are greater than 105% of the Parachute Limit, the Company has agreed to pay to Ms. Walton an additional amount as a “gross-up payment” to pay any applicable excise taxes.

The Walton Employment Agreement also provides that the Company will provide certain other benefits, including continued participation in all applicable Company benefit plans, payment of reasonable business expenses, and financial planning and legal expenses incurred in connection with the negotiation and execution of the Walton Employment Agreement.

In the Walton Employment Agreement, Ms. Walton has agreed not to compete with the Company or solicit its customers, clients or employees during the term of the Walton Employment Agreement and for a period of two years following the termination of Ms. Walton’s employment under the Walton Employment Agreement.

Taymans Employment Agreement. On November 1, 2005, the Company entered into a one-year employment agreement with Jill M. Taymans, as the Company’s Chief Financial Officer and Vice President (the “Taymans Employment Agreement”). Under the Taymans Employment Agreement, the one-year term is automatically extended for additional one-year periods unless, at least 60 days prior to the end of the then-current term, either party notifies the other in writing of its intent not to renew the agreement. The Taymans Employment Agreement was amended in July 2008 to provide that the then-current term would expire on November 30, 2008. The ending date of the current term of the Taymans Employment Agreement is November 30, 2010.

At all times during the term of the Taymans Employment Agreement (as the same may be extended), Ms. Taymans will be eligible for discretionary merit increases and adjustments in base salary, in addition to discretionary annual bonuses awarded at the discretion of the compensation committee of the Company’s board of directors. The Taymans Employment Agreement provides that she will be eligible to receive long-term incentive awards provided to the Company’s senior executives generally, on terms finally determined by the compensation committee of the Company’s board of directors.

In the event of a termination of employment of Ms. Taymans upon or within one year of a Change in Control (as defined in the Taymans Employment Agreement), or prior to the Change in Control if the termination was related to the Change in Control, if the termination was by the Company without cause or was by Ms. Taymans due to being requested to accept without cause a demotion or relocation, Ms. Taymans will be entitled to receive the following: (i) all earned compensation through the date of termination (or, if greater, on the date immediately preceding a Change in Control); and (ii) 12 months of base salary as in effect on the termination date (or, if greater, base salary in effect immediately prior to the Change in Control).

Under the Taymans Employment Agreement, the Company will also provide Ms. Taymans with certain other benefits, including continued participation in all applicable Company benefit plans and payment of reasonable business expenses.

In the Taymans Employment Agreement, Ms. Taymans agreed not to compete with the Company or solicit its customers, clients or employees during the term of her Employment Agreement and for a 12-month period following her termination of employment under the agreement.

Allickson Employment Agreement. On March 31, 2008, the Company entered into a one-year employment agreement with Julie Allickson, as the Company’s Vice President of Laboratory Operations and R&D (the “Allickson Employment Agreement”). Under the Allickson Employment Agreement, the one-year term is automatically extended for additional one-year periods unless, at least 60 days prior to the end of the then-current term, either party notifies the other in writing of its intent not to renew the agreement.

At all times during the term of the Allickson Employment Agreement (as the same may be extended), Ms. Allickson will be eligible for discretionary merit increases and adjustments in base salary, in addition to discretionary annual bonuses awarded at the discretion of the compensation committee of the Company’s board of directors. The Allickson Employment Agreement provides that she will be eligible to receive long-term incentive awards provided to the Company’s senior executives generally, on terms finally determined by the compensation committee of the Company’s board of directors.

In the event of a termination of employment of Ms. Allickson upon or within one year of a Change in Control (as defined in the Allickson Employment Agreement), or prior to the Change in Control if the termination was related to the Change in Control, if the termination was by the Company without cause or was by Ms. Allickson due to being requested to accept without cause a demotion or relocation, Ms. Allickson will be entitled to receive the following: (i) all earned compensation through the date of termination (or, if greater, on the date immediately preceding a Change in Control); and (ii) 12 months of base salary as in effect on the termination date (or, if greater, base salary in effect immediately prior to the Change in Control).

Under the Allickson Employment Agreement, the Company will also provide Ms. Allickson with certain other benefits, including continued participation in all applicable Company benefit plans and payment of reasonable business expenses.

In the Allickson Employment Agreement, Ms. Allickson agreed not to compete with the Company or solicit its customers, clients or employees during the term of her Employment Agreement and for a 12-month period following her termination of employment under the agreement.

Order of Delaware Chancery Court. In August 2007, Mr. David Portnoy brought an action against the Company and its directors in the Delaware Chancery Court. On January 22, 2008, the Court issued an order under which the Company was required to hold a special meeting of shareholders for the election of directors on March 4, 2008, and the order provided that the members of the management slate pay their own proxy solicitation costs in connection with the special meeting; any costs to the Company of holding the special meeting; and the costs of a special master to preside over the special meeting. Approximately $292,000 of expenses was incurred in connection with the special meeting. The director defendants sought and obtained coverage under the directors and officers’ insurance policy (“D&O policy”) provided by the Company and disclosed this fact to the Court. Mr. Portnoy challenged the use of the proceeds of the D&O policy by the directors, and the Court directed the defendants to show cause why the use of such proceeds was permissible. On June 18, 2008, the Court issued an order approving a stipulation under which defendants and the plaintiff agreed, without the defendants admitting any wrongdoing or misconduct, to resolve their dispute concerning the use of the proceeds of the D&O policy. Under the stipulation, the director defendants were entitled to use the proceeds of the D&O policy to obtain reimbursement for the expenses they incurred in connection with the special meeting. The annual retainer for directors Gaby Goubran, Anthony Finch and Scott Christian and the annual compensation Ms. Mercedes Walton receives as an officer of the Company will be reduced for each individual by $5,000 per year for two years. These reductions, which are being made on a quarterly basis, are reflected in the Summary Compensation Table above for Ms. Walton and the table under “Director Compensation” below for the other directors. The Court’s order provided that the case is now closed.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning stock options held by the named executives at November 30, 2009:

	Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Mercedes Walton	February 1, 2005	128,250	—	$4.02	February 1, 2010
	August 15, 2005	300,000	—	$3.05	August 15, 2010
	April 4, 2006	102,076	—	$3.34	April 4, 2013
	August 3, 2009 (1)	—	64,125	$1.73	August 3, 2016
Jill Taymans	February 1, 2005	37,125	—	$4.02	February 1, 2010
	August 15, 2005	20,000	—	$2.61	November 1, 2010
	April 4, 2006	29,548	—	$3.34	April 4, 2013
	August 3, 2009 (1)	—	18,563	$1.73	August 3, 2016
Julie Allickson	June 2, 2004	5,000	—	$0.77	June 2, 2009
	February 1, 2005	7,800	—	$4.02	February 1, 2010
	April 4, 2006	18,624	—	$3.34	April 4, 2013
	April 18, 2007	15,000	—	$2.05	April 18, 2014
	August 3, 2009 (1)	—	18,563	$1.73	August 3, 2016

(1)	1/3 of the options vest one-year from the date of grant, 1/3 of the options vest two-years from the date of grant and 1/3 of the options vest three-years from the date of grant.

Director Compensation

Directors who are employees of the Company receive no compensation for their services as directors or as members of committees. Non-employee directors are paid an annual retainer in the amount of $12,000 and an attendance fee of $3,000 for each board meeting and $1,000 for each committee meeting, and are reimbursed for their reasonable expenses incurred in attending the meeting. The fee for participation in a board or committee meeting held by telephone conference call and lasting at least one hour is $1,000. Each non-employee director receives an annual stock option grant in the amount of 7,500 shares on the date of the annual stockholders meeting in each year. Newly elected non-employee directors receive a stock option grant of 20,000 shares per person. All of such stock options have an exercise equal to the fair market value of the common stock on the date of grant.

The table below summarizes the compensation paid by the Company to its non-employee directors for the fiscal year ended November 30, 2009:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	Total ($)
Ki Yong Choi	$28,000	$6,537	$34,537
Scott Christian	$19,750	$4,694	$24,444
Andrew Filipowski	$21,000	$4,694	$25,694
Anthony Finch	$27,500	$4,694	$27,444
Gaby Goubran (2)	$21,750	$4,694	$26,444
John Mathews	$25,000	$6,537	$31,537

(1)	Represents the dollar amount recognized for financial reporting purposes in fiscal 2008 under SFAS 123R with respect to stock options. The fair value was estimated using the Black-Scholes option-pricing model. The amount reported has been adjusted to eliminate service-based forfeiture assumptions used for financial reporting purposes. See Note 7, Stockholders’ Equity, to our consolidated financial statements for a discussion of our accounting for stock options and the assumptions used.

(2)	Mr. Goubran served as director until his untimely death on January 27, 2010.

CERTAIN TRANSACTIONS

On January 25, 2008, the Company and Andrew J. Filipowski, the Andrew J. Filipowski Revocable Trust, Matthew G. Roszak and SilkRoad Equity LLC, all of whom are shareholders of the Company, entered into an Agreement. Among other things, the Agreement provides that the Company’s Board of Directors will nominate Mr. Filipowski for election as a director of the Company at any meeting of stockholders at which directors are to be elected prior to the 2009 annual meeting of stockholders (each such meeting, a “Subsequent Meeting”). Such shareholders agreed to vote their shares in favor of the management slate of directors at the any Subsequent Meeting. Mr. Filipowski is one of these shareholders and is also a party to the Agreement in his individual capacity. For more information relating to these shareholders, see “Security Ownership of Certain Beneficial Owners and Management” in this proxy statement and the Schedule 13D/A filed by such shareholders with the SEC on August 6, 2007.

On January 14, 2008, the Company entered into a Independent Sales Distributor Agreement with Silke LLC, an entity associated with Andrew J. Filipowski, a director of the Company. Under the agreement, Silke LLC will market the Company’s C’elleSM menstrual stem cell service on a commission basis. This agreement was entered into as a result of arms’ length negotiations and is on the same terms as the agreements for the Company’s other distributors for the C’elle service. As of the date of this Proxy Statement, the Company has not paid any compensation to Silke LLC.

On January 25, 2008, the Company and Ki Yong Choi and the UAD 7/27/01 FBO Choi Family Living Trust, all of whom are shareholders of the Company, entered into an Agreement. Among other things, the Agreement provides that the Company’s Board of Directors will nominate Mr. Choi and John Mathews for election as directors of the Company at any Subsequent Meeting. Such shareholders agreed to vote their shares in favor of the management slate of directors at any Subsequent Meeting. Mr. Choi is one of these shareholders and is also a party to the Agreement in his individual capacity. For more information relating to these shareholders, see “Security Ownership of Certain Beneficial Owners and Management” in this proxy statement and the Schedule 13D/A filed by such shareholders with the SEC on July 31, 2007.

On January 16, 2008, the Company and Saneron CCEL Therapeutics, Inc. (“Saneron”) entered into a research and development agreement whereby the Company and Saneron will collaborate on research utilizing the Company’s C’elle menstrual stem cell technology in pre-clinical models for certain neurological diseases and disorders. Under terms of the agreement, the Company will provide Saneron with C’elle menstrual stem cells along with proprietary methodology associated with the technology. Saneron will provide study materials and develop research methodology for potential therapeutic applications associated with designated pre-clinical applications. Intellectual property resulting from this research collaboration will be jointly owned by the parties. Cryo-Cell owns an approximately 35% equity interest in Saneron. This agreement was entered into as a result of arms’ length negotiations.

Approval of Related Party Transactions

Historically, the Company followed a policy of review and approval of transactions with directors, executive officers and their affiliates by the board of directors, with interested members of the board of directors abstaining from voting on approval of the transactions. Under this policy, the board of directors would approve such transactions only if they were found to be on terms no less favorable to the Company than would be available from third parties in arms-length transactions. On March 4, 2008, the Board of Directors adopted a policy that the Company will not enter into any transaction or commercial relationship with any director, director nominee, executive officer or greater than 5% stockholder of the Company.

OTHER BUSINESS

The Board does not know of any business, other than the election of the Board’s nominees as directors, to be acted upon at the annual meeting, and, as far as is known to management, no matters are to be brought before the meeting except as specified in the notice of the meeting. However, if any other business properly should come before the meeting, it is intended that the proxies will vote on any such matters in accordance with the judgment of the persons voting such proxies.

ANNUAL REPORT TO STOCKHOLDERS

Our Annual Report on Form 10-K for the fiscal year ended November 30, 2009 filed with the SEC, which includes financial statements and financial statement schedules, was mailed to stockholders concurrently with this Proxy Statement. If a stockholder requires an additional copy we will provide one, without charge, upon written request to our corporate Secretary at 700 Brooker Creek Boulevard, Suite 1800, Oldsmar, Florida 34677. Our 2009 Form 10-K and all other filings made with the SEC are available on the Company’s website at www.cryo-cell.com/investor_relations/ and the SEC’s website at www.sec.gov.

2011 ANNUAL MEETING STOCKHOLDER PROPOSALS

Pursuant to the Company’s bylaws, at an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors; (b) otherwise properly brought before the meeting by or at the direction of the board of directors; (c) in the case of a nomination for director, properly brought in accordance with the procedures described below; or (d) otherwise properly brought before the meeting by a stockholder entitled to vote at such meeting. For business other than a nomination for director to be properly brought before an annual meeting by a stockholder, the stockholder must have given written notice to the Secretary of the Company so as to be received at the principal executive offices of the Company no more than 90 days and no less than 60 days before the first anniversary date on which the Company mailed its proxy materials for the preceding year’s annual meeting, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, such notice must be so received no later than the 90th day prior to such annual meeting or the 10th day after the date on which public disclosure of the date of such meeting is first made. Each such notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting:

•	a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting

•	the name and address of the stockholder proposing such business

•	the class and number of shares of the Company beneficially owned by the stockholder

•	any material interest of the stockholder in such business, and

•

such other information regarding such business as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the matter been proposed by the board of directors.

Stockholders who intend to have a proposal considered for inclusion in the Company’s proxy materials to be presented at the Company’s 2011 annual meeting of stockholders must submit the proposal to the Company at its executive offices no later than February 21, 2011. However, if the date of the Company’s 2011 annual meeting of stockholders is changed by more than 30 days from the date of the Annual Meeting, then the deadline will be a reasonable time before the Company begins to print and send its proxy materials for the 2011 annual meeting of stockholders. Stockholders who intend to present a proposal at the 2011 annual meeting of stockholders without including such proposal in the Company’s proxy statement are required to provide notice of such proposal to the Company in accordance with the advance notice procedures for stockholder proposals set forth in the Company’s bylaws as described above. These advance notice procedures supersede the notice period in SEC Rule 14a-4(c)(1) of the federal proxy rules regarding discretionary proxy voting authority with respect to such shareholder business.

CRYO-CELL INTERNATIONAL, INC.

Oldsmar, Florida

July 9, 2010

PROXY

CRYO-CELL INTERNATIONAL, INC.

ANNUAL MEETING OF STOCKHOLDERS – JULY 27, 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, having received the Notice of Annual Meeting and Proxy Statement dated July 9, 2010, revoking any proxy previously given, hereby appoint(s) Mercedes Walton and Jill Taymans as proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated below, all shares of common stock of Cryo-Cell International, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 a.m. Eastern time on Tuesday, July 27, 2010, at the Courtyard by Marriott, 4014 Tampa Road, Oldsmar, Florida 34677, and at any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES FOR DIRECTOR AND IN THE DISCRETION OF THE NAMED PROXIES ON ALL OTHER MATTERS.

    (Continued and to be voted on reverse side.)

CRYO-CELL INTERNATIONAL, INC. OFFERS SHAREHOLDERS OF

RECORD THREE WAYS TO VOTE YOUR PROXY

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had returned

your proxy card. We encourage you to use these cost effective and convenient ways of voting, 24 hours a day, 7 days a week.

TELEPHONE VOTING	INTERNET VOTING	VOTING BY MAIL

This method is available for residents of the U.S. and Canada. On a touch tone telephone, call TOLL FREE 1-877-456-7915. You will be asked to enter ONLY the CONTROL NUMBER shown below. Have your proxy card ready, then follow the pre-recorded instructions. Available until 11:59 p.m. Eastern Time on Monday, July 26, 2010.	Visit the Internet website at http://proxy.georgeson.com/. Enter the COMPANY NUMBER and CONTROL NUMBER shown below and follow the instructions on your screen. Available until 11:59 p.m. Eastern Time on Monday, July 26, 2010.	Simply complete, sign and date your Proxy Card and return it in the postage-paid envelope. If you are delivering your proxy by telephone or the Internet, please do not mail your Proxy Card.

COMPANY NUMBER	CONTROL NUMBER

Ú

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1 AND 2.

1. Election of Directors:	01 Mercedes Walton 02 Michael Cho, Ph.D. 03 Ki Yong Choi 04 Scott Christian	05 Andrew J. Filipowski 06 Anthony P. Finch 07 Sung Won Sohn, Ph.D.

	FOR all nominees, listed above (except as specified below).	WITHHOLD AUTHORITY to vote for all nominees listed above.

2. Ratify the appointment of Grant Thornton LLP as the independent registered public accountants of the Company and its subsidiaries for the year ending November 30, 2010	FOR	Against Abstain

3. Upon such other matters as may properly come before the meeting

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INSTRUCTIONS: TO WITHHOLD AUTHORITY FOR ANY INDICATED NOMINEE, WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE SPACE PROVIDED:	It is important that each stockholder complete, date, sign, and mail this Proxy as soon as possible. Your vote is important!

Date , 2010

Signature of Stockholder(s)

Signature of Stockholder(s)

PLEASE DATE AND SIGN name(s) exactly as shown on this proxy card. When joint tenants hold shares, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE DO NOT FORGET TO DATE THIS PROXY.

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